Exhibit 99.1

Virpax Pharmaceuticals Expands AnQlar™ Development and Commercialization Rights Through Worldwide Licensing Agreement

- AnQlar ™ Has Previously Demonstrated Antiviral Activity Against Influenza and SARS-CoV-2 in Three Preclinical Studies -

-- The FDA has indicated that Virpax may pursue an NDA drug approval with the Office of Non-Prescription Drugs --

BERWYN, PA, March 15, 2022 — Virpax® Pharmaceuticals, Inc. (“Virpax” or the “Company”) (NASDAQ: VRPX), a company specializing in developing non-addictive product candidates for pain management as well as PTSD, CNS disorders and anti-viral indications, expanded its exclusive license agreement for AnQlar™ with Nanomerics Ltd., providing Virpax with the worldwide rights for development and commercialization.

Virpax has completed in-vitro, ex-vivo (human mucosal cells), and in-vivo (rats) studies on AnQlar which demonstrated that AnQlar inhibited viral replication of SARS-CoV-2 and influenza in animals at ranges higher than those encountered in human nasal passages. No adverse effects were observed during the studies. Animal studies also demonstrated decreased levels of the virus in animal brain tissue. Virpax anticipates that Investigational New Drug (IND)-enabling studies will be completed by the fourth fiscal quarter of 2022 and anticipates pursuing a nonprescription drug approval pathway.

“We would like to extend our appreciation to our partner, Nanomerics, in collaborating with the Company to restructure our original agreement, exchanging North American rights with an agreement that awards us global rights and replacing all commercial milestones and royalties with a profit-sharing arrangement. This assists us with the transition of AnQlar to a potential over-the-counter designation by the FDA,” stated Christopher M. Chipman, CFO and Secretary of Virpax.

“Obtaining the worldwide rights to AnQlar is consistent with our global business model and puts the company in a stronger position to pursue strategic alliances or enterprise opportunities for this product candidate,” commented Anthony P. Mack, Chairman & CEO of Virpax.

About AnQlar™

AnQlar (GCPQ) is a positively-charged chitosan derivative that binds electrostatically to negatively charged viruses such as SARS-CoV-2 and influenza. AnQlar can prevent the binding of coronavirus to the cell surface ACE-2 receptor that mediates viral infection. This molecule may have dual mechanisms of action: viricidal properties and inhibition of virus entry into cells via the ACE-2 receptor.

AnQlar is a mucoadhesive polymer with a prolonged nasal residence time. Application of AnQlar to the nasal mucosa may provide a barrier to viral infection by inhibiting binding of viruses. Preliminary in-vitro, ex-vivo, and in-vivo data demonstrate AnQlar inhibits replication of SARS-CoV-2 and may inhibit viral spread as well as viral brain load.

About Nanomerics

Nanomerics Ltd is a specialty pharmaceutical company based in London, United Kingdom. Nanomerics was spun out of University College London and was founded to commercialize its biocompatible polymer technologies for drug delivery and other applications. Nanomerics’ proprietary technology is based on world leading know-how and scientific leadership in polymer nanotechnology. Nanomerics creates uniquely differentiated, patented pharmaceutical assets, underpinned by high quality science. For example, the company’s Molecular Envelope Technology (MET) is a unique patented biocompatible polymer that delivers a step change in target tissue bioavailability. Nanomerics’ MET won first prize in the UK’s Royal Society of Chemistry Emerging Technologies competition. The founding scientists Professor Ijeoma F. Uchegbu and Professor Andreas G. Schätzlein developed the technology at the Universities of Strathclyde and Glasgow and, latterly at the UCL School of Pharmacy. For more information please visit www.nanomerics.com.

About Virpax Pharmaceuticals

Virpax is developing branded product candidates for non-addictive pain management and neurological disorders using its proprietary technologies to optimize and target drug delivery. Virpax is initially seeking FDA approval of its three patented drug delivery platforms. Epoladerm™ is a topical diclofenac spray film formulation being developed to manage osteoarthritis pain. Probudur™ is a single injection long-acting liposomal bupivacaine formulation being developed to manage post-operative pain. Envelta™ is an intranasal Molecular-Envelope Technology (MET) enkephalin formulation being developed for the management cancer and non-cancer pain, as well as post-traumatic stress disorder (PTSD) under the name PES200. MET technology is also used in AnQlar™, a candidate to inhibit viral replication caused by influenza or SARS-CoV-2. Virpax recently acquired global rights to VRP324, a product candidate for the nasal delivery of a pharmaceutical-grade cannabidiol (CBD) for the management of epilepsy in children (a rare pediatric disease) and adults. For more information, please visit www.virpaxpharma.com.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s planned clinical trials, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors, including the potential impact of the COVID-19 pandemic and the potential impact of sustained social distancing efforts, on the Company’s operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Christopher M. Chipman, CPA

Chief Financial Officer

cchipman@virpaxpharma.com

610-727-4597

Investor Relations:

Betsy Brod

Affinity Growth Advisors

betsy.brod@affinitygrowth.com

212-661-2231

Media:

Laura Radocaj

DGI

212-825-3210

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